                                                                   Exhibit 3.118

                            UNITED STATES OF AMERICA
                             STATE OF WEST VIRGINIA

                           [SECRETARY OF STATE LOGO]

         In the name and by the authority of the State of West Virginia

                                  CERTIFICATE

     I,      Ken Hechler,        Secretary of State, hereby certify that,
pursuant to the provisions of Chapter 31, Article 1, Section 28 of the Official Code of West Virginia, 1931, as amended, duplicate originals of Articles of Incorporation of

                           KELLY MEDICAL CORPORATION

have been received in my office, and are hereby found to conform to law. I therefore declare the same to be, from this date, a Corporation by the name and for the purposes set forth in the said Articles, with the right of perpetual existence. Accordingly, I hereby issue this

                          CERTIFICATE OF INCORPORATION

     In witness whereof, I have hereunto set my hand, and affixed the Great seal of the State of West Virginia.


                                        Given under my hand, and
                                        the Great Seal of the
                                        State of West Virginia

                                        this Thirtieth day of
                                        August, 1985


                                        /s/ Ken Hechler
[SEAL]                                  ---------------------------------
                                        SECRETARY OF STATE

[illegible]

     II. The address of the principal office of said corporation, will be located at 1000 Overlook Drive street, in the City of Beckley, in the County of Raleigh and State of West Virginia, Zip 25801.

     III. The purpose or purposes for which this corporation is formed are as follows: SEE ATTACHED SHEET

     (Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)

     IV.  Provisions granting preemptive rights are: Note 3

The stockholders of this corporation shall have no preemptive rights to exercise for the purpose of acquiring additional stock issued by this corporation.

     V. Provisions for the regulation of the internal affairs of the corporation are: Note 4

NONE

     VI. The amount of the total authorized capital stock of said corporation shall be $5,000.00 dollars, which shall be divided into 50 shares of the par value of $100.00 dollars each. Note 2

NOTE: In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town, or village, including Zip number, and if a stock corporation, the number of shares subscribed by each.

NAME                       ADDRESS                             NO. OF SHARES

Michael A. Kelly           1000 Overlook Drive, Beckley, WV
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VIII.     The existence of this corporation is to be perpetual.

IX. The name and address of the appointed person to whom notice or process may be sent: Michael A. Kelly, M.D., 1000 Overlook Drive, Beckley, WV 25801

X. The number of directors constituting the initial board of directors of the corporation is one, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME                       ADDRESS

Michael A. Kelly, M.D.     1000 Overlook Drive, Beckley, WV 25801
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III. The purpose or purposes for which this corporation is formed are as follows:

          1. To engage in the business of operating and/or staffing and/or managing hospital and other emergency room facilities and out-patient departments for the care, nursing and treatment of persons who are sick, injured or otherwise disabled or helpless.

          2. To acquire, by purchase or otherwise, real and personal property of every kind and description and to sell, lease and otherwise dispose of the same in connection with any of the business operated by said corporation.

          3. To engage in any business which is lawful to engage in under the Laws of the State of West Virginia.

          4. To do purchase, hold, cancel, reissue, sell and transfer its own shares, bonds or otherwise evidences of indebtedness.

          5. To do or perform any and all other lawful acts in furtherance of any of the aforesaid corporate purposes or any other lawful purposes which the said corporation may elect to undertake.

          6. To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or in connection with other corporations, firms or individuals and either as principal or agent.

          7. To exercise without limitation hereof all other powers conferred upon stock corporations by Chapter 31, Article 1, of the Official Code of West Virginia and amendments thereto.


    (e)   8.   Upon election to date, to operate as a small business corporation under the provisions of the Internal Revenue Code Section 1244 and any regulations issued thereunder or any amendments to said law or regulations.

I/WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and we have accordingly hereunto set our respective hands this 27th day of August, 1985.

/s/ Michael A. Kelly, M.D.

Articles of Incorporation prepared by:

     E.M. Payne III
     Attorney at Law
     Drawer L
     Beckley, WV 25802-2810


     STATE OF WEST VIRGINIA
     COUNTY OF RALEIGH, To-Wit:

          I, Pamela L. Houchins, a Notary Public, in and for the County and State aforesaid hereby certify that

     MICHAEL A. KELLY, M.D.

     (Names of all incorporators as shown in Article VII and signatures of same must be inserted in this space by official taking acknowledgments.) Names and signatures must appear alike.

whose names are signed to the foregoing Articles, bearing date on the 27th day of August, 1985, this day personally appeared before me in my said County and severally acknowledged their signature to the same.

     Given under my hand and the official seal this 27th day of August, 1985.

(NOTARIAL SEAL)                         /s/ Pamela L. Houchins
                                        ---------------------------
                                        Notary Public


                    My commission expires: December 13, 1989
                                           ------------------------

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                           KELLY MEDICAL CORPORATION

     Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the West Virginia Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is Kelly Medical Corporation.

     SECOND: The following resolution amending the Corporation's Articles of Incorporation was adopted by all of the Shareholders and all of the members of the Board of Directors by unanimous execution of a written agreement and consent in lieu of meeting in the manner prescribed by Section 73, Article 1, Chapter 31 of the West Virginia Code:

          RESOLVED, that Article I of the Articles of Incorporation of the Corporation be deleted in its entirety and the following be substituted therefor:

          I. The name of the Corporation shall be Kelly Medical Services Corporation.

Dated this 16th day of September, 2002.

                                        KELLY MEDICAL CORPORATION

                                        By /s/  Randall Dabbs
                                           -------------------------------------
                                                Its President

                                                and

                                        By /s/  Mike Hatcher
                                           -------------------------------------
                                                Its Secretary

STATE OF TENNESSEE,
COUNTY OF KNOX, To-Wit:

     I, John R. Stair, do hereby certify that on this 27th day of October, 2002, personally appeared before me Randal Dabbs, M.D., who being by me first duly sworn, declares that he is President of Kelly Medical Services Corporation, and that the statements herein are true.

     My commission expires: June 2, 2005


                                        /s/ John R. Stair
                                        -------------------------------
                                        Notary Public



STATE OF TENNESSEE,
COUNTY OF KNOX, To-Wit:

     I, John R. Stair, do hereby certify that on this 27th day of October, 2002, personally appeared before me Michael Hatcher, who being by me first duly sworn, declares that he is Secretary of Kelly Medical Services Corporation, and that the statements herein are true.

     My commission expires: June 2, 2005


                                        /s/ John R. Stair
                                        -------------------------------
                                        Notary Public


Prepared by:
James W. Thomas
Jackson & Kelly PLLC
Post Office Box 553
Charleston, West Virginia 25322


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